                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             Tice Technology, Inc.
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

     5)  Total fee paid:

         ----------------------------------------------------------------------

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:_____________________________________________

     2)  Form, Schedule or Registration Statement No.:_______________________

     3)  Filing Party:_______________________________________________________

     4)  Date Filed:_________________________________________________________

                             TICE TECHNOLOGY, INC.
                             KNOXVILLE, TENNESSEE


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 15, 1999

     The annual meeting of shareholders of Tice Technology, Inc., a Delaware corporation ("Tice"), will be held at 10:00 a.m. on Wednesday, September 15, 1999, at the Fountain City Lions Club Hall, 5345 North Broadway, Knoxville, Tennessee, for the following purposes:

     1. To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

     2.  To approve the Incentive Stock Option Plan and Agreement with Charles
R. West.

     3. To ratify the appointment of PricewaterhouseCoopers, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2000.

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on August 3, 1999 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

     A copy of Tice's Annual Report (including Form 10-K) is enclosed. A copy of Tice's quarterly report on Form 10-Q for the three month period ended June 30, 1999 is available without charge from Tice upon request or may be viewed at the World Wide Website of the Securities and Exchange Commission
(http://www.sec.gov).

     DATED at Knoxville, Tennessee this 20/th/ day of August, 1999.

                    BY ORDER OF THE BOARD OF DIRECTORS


                    Karen A. Walton, Secretary

                             Tice Technology, Inc.
                           6711 Maynardville Highway
                          Knoxville, Tennessee  37918


                                PROXY STATEMENT

General
-------

     The enclosed proxy is solicited on behalf of Tice Technology, Inc., a Delaware Corporation ("Tice"), by Tice's board of directors (the "Board of Directors") for use at the Annual Meeting of Shareholders to be held Wednesday, September 15, 1999 at 10:00 a.m. (the "Meeting"), or at any postponements or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the Fountain City Lions Club Hall, 5345 North Broadway, Knoxville, Tennessee. The cost of the proxy solicitation will be borne by Tice.

     These proxy solicitation materials were first mailed on or about August 20/th/, 1999 to all shareholders entitled to vote at the Meeting.

Frequently Asked Questions Concerning This Proxy Statement
----------------------------------------------------------

Q:   Why am I receiving these materials?

A:   The Board of Directors is providing these proxy materials for you in connection with Tice's Annual Meeting of Shareholders which will take place on September 15, 1999. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:   What information is contained in these materials?

A:   The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of the directors and our most highly paid officers, and certain other required information. Our 1999 Annual Report is also enclosed.

Q:   What proposals will be voted on at the meeting?

A:   There are three proposals scheduled to be voted on at the meeting:

     1. Election as directors of Tice of the following five (5) individuals for one year terms: William A. Tice, Charles R. West, Michael A. Atkins, Billie Joe Clayton, and Patrick L. Martin;
     2. Approval of the Incentive Option Plan and Agreement for Charles R. West; and
     3. Ratification of PricewaterhouseCoopers as Tice's independent auditors.

Q:   What are the voting recommendations of the Board of Directors?

A:   Our Board of Directors recommends that you vote your shares "FOR" each of the nominees of the Board and "FOR" each of the other proposals.

Q:   Who is entitled to vote?

A:   Shareholders of Tice as of the close of business on August 3, 1999 (the
"Record Date") are entitled to vote at the annual meeting.

Q:   What classes of shares are entitled to be voted?

A:   The holders of shares of both classes of common stock on the Record Date are entitled to vote on each proposal at the Annual Meeting. In addition, holders of Class B Common Shares are entitled to elect three of the members of the Board of Directors. Holders of Common Shares are only entitled to elect two directors (25% of the members of the Board of Directors). The two nominees who receive the greatest number of votes from holders of Common Shares will be designated the directors elected by the holders of Common Shares. If more than two nominees receive the same number of votes (which is also the greatest number), the holders of Common Shares present at the meeting, in person or by proxy, will vote on the designation of the two directors from among the nominees who received the greatest number of votes. As of August 3, 1999, there were 8,512,615 shares of common stock issued and outstanding and 750,000 shares of Class B Common Stock issued and outstanding. Over 50% of the Common Shares and all shares of the Class B Common Stock are held by William A. Tice. Mr. Tice has agreed to vote his shares to elect Charles R. West, Michael A. Atkins and Patrick L. Martin to the Board of Directors.

Q:   What constitutes a quorum?

A:   The required quorum for the transaction of business at the Annual Meeting is one-third of the votes eligible to be cast by holders of the issued and outstanding shares of Tice, present or represented by proxy, as of the record date.

Q:   What does it mean if I receive more than one proxy card?

A:   It means that you hold shares registered in more than one account.  Sign and return all proxy cards to ensure that all of your shares are voted.

Q:   How do I vote?

A:   Sign and date each proxy card you receive (many shareholders receive multiple proxies) and return it in your prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf "FOR" the election of the five director nominees, "FOR" the approval of the Incentive Stock Option Plan and Agreement for Charles R. West and "FOR" the ratification of the selection of the independent auditors. You have the right to revoke your proxy by voting in person at the meeting.

     Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

     Shareholders do not have the right to cumulate their votes in the election of directors of Tice.

     With respect to the election of directors, you may (1) vote for all of the director nominees as a group, (2) withhold your vote for all the director nominees as a group, or (3) vote for all director nominees as a group except those nominees you identify. If you sign, date and mail your proxy card without indicating how you want to vote, you will be counted as a vote in favor of each of such proposals.

     If you sign, date and mail your proxy card in time to be cast at the Annual Meeting indicating how you want to vote, it will be voted in accordance with your instructions. The persons named as proxy holders in the proxies are officers of Tice. We encourage you to vote and to vote promptly. If a quorum is not present at the Annual Meeting, the designated proxy holder in the applicable proxy card will vote the returned proxy cards to adjourn the Annual Meeting to a time and place to be announced.

Q:   How do I sign the proxy?

A:   Sign your name exactly as it appears on the proxy.  If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minor Act), the custodian should sign, not the minor. If the stock is held in joint ownership, each owner must sign.

Q:   Who will count the votes?

A:   Reliance Trust Company, Tice's transfer agent, will tabulate the returned proxy votes by mail and the independent inspector of the election will tabulate the votes at the meeting.

Q:   How many votes are needed for approval of each proposal?

A:   Directors will be elected by a plurality of the votes cast at the Annual
Meeting, meaning the five nominees receiving the most votes will be elected directors. The affirmative vote of a majority of the Common Shares and Class B Common Shares present in person or represented by proxy is required to approve the other two items to be voted upon at the meeting.

Q:   Who can attend the Annual Meeting?

A:   All persons who are shareholders on the Record Date can attend.  If your shares are held in the name of a broker or other nominee, please bring proof of share ownership, such as a broker's statement, to the Annual Meeting to receive admittance.

Q:   When are the shareholder proposals and nominations for the Board of
Directors for the 2000 Annual Meeting due?

A:   Proposals of shareholders of Tice that are intended to be presented by such shareholders at Tice's 2000 Annual Meeting, and the nominations of candidates for election to the Board of Directors at the 2000 Annual Meeting, must be submitted in writing by March 31, 2000 to Tice's Secretary, 6711 Maynardville Highway, Knoxville, Tennessee 37918. Such nominations and proposals must be in compliance with applicable laws and regulations, as well as Tice's Bylaws, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting. Copies of the Bylaws are available to the shareholders of Tice free of charge upon request in writing to Tice's Secretary.

Q:   Who will bear the cost of soliciting votes for the meeting?

A:   Tice will bear any expenses incurred in soliciting proxies.  Proxies may be solicited by mail, telephone or telegraph by Tice and its management and employees, but they will not receive any additional compensation for these services. Tice will request brokers, nominees and other fiduciaries and custodians who hold shares of stock of Tice in their names to provide a copy of this Proxy Statement and any accompanying materials to the beneficial owners of such shares. Tice will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners.

Voting at the Meeting
---------------------

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     If the accompanying proxy sheet is properly signed and returned to Tice and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the designated proxy holder in the accompanying proxy sheet will vote "FOR" the Board of Directors slate of nominees, "FOR" the Incentive Stock Option Plan and Agreement with Charles R. West, and "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as Tice's independent auditors for the financial audit of fiscal year ending March 31, 2000.

Revocability of Proxies

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to Tice written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting Agreements

     William A. Tice, the holder of approximately 60% of the outstanding Common Shares (excluding Common Shares he would receive if he converted all of his Class B Common Shares) and 100% of the Class B Common Shares, agreed to elect two designees of the initial purchaser in the private placement, Michael A. Atkins, Patrick L. Martin and LandOak Securities, LLC (of which Mr. Atkins and Mr. Martin are members) in connection with the purchase of shares and an agreement with a placement agent relating to a private placement offering of debt and equity. This agreement continues for so long as those three, together with the initial investors under the private placement, own at least 10% of Tice's common stock. In addition, if the 10% requirement is no longer met, so long as such persons own at least 5% of Tice's common stock or the promissory notes sold in the private placement remain outstanding, Mr. Tice has agreed to elect one of their designees as a director. Mr. Atkins and Mr. Martin are the initial designees.

     In connection with the employment of Charles R. West as President of Tice, Mr. Tice has agreed to elect Mr. West a director of Tice so long as his employment agreement with Tice remains in effect.

Share Ownership of Directors, Executives, and Certain Other Shareholders

     The following table sets forth information with respect to ownership of issued and outstanding shares and warrants of Tice by management and 5% or greater shareholders as of June 30, 1999. Except as otherwise indicated, all owners have sole voting power and investment power over all shares listed.

------------------------------------------------------------------------------------------------
                                                                      Total Number of   Percent
                                                                      Securities Owned     of
       Name and Address                   Title of Class                Beneficially     Class
------------------------------------------------------------------------------------------------
William A. Tice (1)                   Common Shares                          5,786,025       62%
7610 Breckenridge Ln.                 Class B Common Shares                    750,000      100%
Knoxville, TN                         Common Stock Purchase Warrants               -0-        0%
------------------------------------------------------------------------------------------------
Michael A. Atkins (2)                 Common Shares                            327,815        4%
1033 Spyglass Way                     Class B Common Shares                        -0-        0%
Knoxville, TN                         Common Stock Purchase Warrants               -0-        0%
------------------------------------------------------------------------------------------------
Patrick L. Martin (3)                 Common Shares                            326,838        4%
30 Riverdell                          Class B Common Shares                        -0-        0%
Knoxville, TN                         Common Stock Purchase Warrants               -0-        0%
------------------------------------------------------------------------------------------------

                                                                       Total Number of   Percent
                                                                       Securities Owned     of
       Name and Address                       Title of Class             Beneficially     Class
       ----------------                       --------------            ----------------  ------
------------------------------------------------------------------------------------------------
Billie Joe Clayton (2)                Common Shares                            258,900        3%
817 Laurel Hill Road                  Class B Common Shares                        -0-        0%
Knoxville, TN                         Common Stock Purchase Warrants               -0-        0%
------------------------------------------------------------------------------------------------
Charles R. West                       Common Shares                            101,151        1%
3516 Navigator Pointe                 Class B Common Shares                        -0-        0%
Knoxville, TN                         Common Stock Purchase Warrants               -0-        0%
------------------------------------------------------------------------------------------------
Karen Ann Walton                      Common Shares                             10,837        *%
7633 Breckenridge Ln.                 Class B Common Shares                        -0-        0%
Knoxville, TN                         Common Stock Purchase Warrants               -0-        0%
------------------------------------------------------------------------------------------------
P. Bradley Walker (4)                 Common Shares                              8,000        *%
Drawer 88, Walker Creek Rd.           Class B Common Shares                        -0-        0%
Walker, WV                            Common Stock Purchase Warrants            88,000        9%
------------------------------------------------------------------------------------------------
The Walker Group                      Common Shares                                -0-        0%
Drawer 88, Walker Creek Rd.           Class B Common Shares                        -0-        0%
Walker, WV                            Common Stock Purchase Warrants            52,000        5%
------------------------------------------------------------------------------------------------
Monogenesis Corporation               Common Shares                             30,500        *%
Drawer 88, Walker Creek Rd.           Class B Common Shares                        -0-        0%
Walker, WV                            Common Stock Purchase Warrants           188,000       19%
------------------------------------------------------------------------------------------------
Total number of shares owned by       Common Shares                          6,811,566       74%
directors and named officers as a     Class B Common Shares                    750,000      100%
group (5)                             Common Stock Purchase Warrants               -0-        0%
------------------------------------------------------------------------------------------------

*  Less than 1%

(1) Mr. Tice is Executive Vice President, Chairman of the Board and a director of Tice. The number of Common Shares listed for Mr. Tice includes 750,000 Common Shares which he would receive if he converted his Class B Common Shares.

(2) Mr. Atkins is a director of Tice. The number of shares listed for Mr. Atkins on Tice's Form 10-K included 100,000 Common Shares owned by LandOak Securities, LLC of which Mr. Atkins is a 25% owner. However, the shares were issued directly to certain affiliates of LandOak Securities, LLC and Mr. Atkins received 27,815 of such shares.

(3) Mr. Martin is a director of Tice. The number of shares listed for Mr. Martin on Tice's Form 10-K included 100,000 Common Shares owned by LandOak Securities, LLC of which Mr. Martin is a 25% owner. However, the shares were issued directly to certain affiliates of LandOak Securities, LLC and Mr. Martin received 26,838 of such shares.

(4) The warrants reflected for Mr. Walker include the warrants held by The Walker Group, Inc.

(5) The number of Common Shares listed for directors and officers as a group includes the 750,000 Common Shares that Mr. Tice would receive if he converted his Class B Common Shares. The LandOak Securities, LLC 100,000 Common Shares which were included in the table on Tice's Form 10-K are not included except to the extent issued to two directors. See notes (2) and (3) above.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

     Tice's Bylaws provide that the number of directors may be fixed from time to time by resolution of the Board of Directors. At a meeting of the Board of Directors held on April 21, the Board passed a resolution to expand the number of directors from four to five. All directors are elected at each Tice annual meeting of shareholders for a term of one year and hold office until their successors are elected and qualified.

     A board of five directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of Tice. Mr. Tice and Mr. Clayton have held positions on the Board for at least three years. Mr. West was appointed in connection with his appointment as President and Chief Executive Officer earlier this year. Mr. Atkins and Mr. Martin were appointed in connection with a private placement of Tice Common Shares earlier this year. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified.

     Information concerning the executive officers of Tice and the persons nominated for election as directors is set forth below.

Name                  Age  Position at Company
----                  ---  -------------------
-----------------------------------------------------------------------
William A. Tice        55  Director, Executive Vice President,
                           Chairman of the Board
-----------------------------------------------------------------------
Charles R. West        42  Director, President and Chief Executive
                           Officer
-----------------------------------------------------------------------
Michael A. Atkins      38  Director
-----------------------------------------------------------------------
Billie Joe Clayton     63  Director
-----------------------------------------------------------------------
Patrick L. Martin      46  Director
-----------------------------------------------------------------------
Karen A. Walton        38  Vice President, Secretary/Treasurer
-----------------------------------------------------------------------

     Mr. Tice has been a director of Tice Technology, Inc. since its incorporation in June 1996. He currently serves as Chairman of the Board and a Director of Tice. He was also President of Tice from 1996 until earlier this year and is now the Executive Vice President. He has also held the position of President of Tice Engineering and Sales, Inc. ("TES"), Tice's wholly owned subsidiary since 1972 when he purchased the business from his father until earlier this year. Mr. Tice received Associate Degrees in Accounting and Business Administration from Knoxville Business College in 1973. He has over 30 years experience in the sewing industry.

     Mr. West was elected President and Chief Executive Officer and a director of Tice and TES effective May 1, 1999. From August 1995 to April 1999, Mr. West was a managing partner of Venture Alliance, LLC, a venture capital firm in Knoxville, Tennessee, during which time he oversaw the launch of three out of the firm's eight start-up businesses. In each of the three, he acted as Chief Executive Officer until permanent management was located. Prior to working with Venture Alliance, LLC, from 1986 to 1995, Mr. West was President and Chief Executive Officer of MasterCraft Boat Company in Vonore, Tennessee. He was Executive Vice President and General Manager of that company from 1985 to 1986 and Vice President- Finance from 1982 to 1985. Mr. West is a Certified Public Accountant and received a B.S. in Business Administration from The University of Tennessee in Knoxville in 1979.

     Mr. Atkins was elected a director of Tice in May 1999. Since March of 1983, Mr. Atkins is an owner of and has been employed by The Lanrick Group, Inc. in Knoxville, Tennessee where he provides financial planning and services. Mr. Atkins received a B.S. from Auburn University in Auburn, Alabama in 1982 and a Masters in Financial Planning from The College of Financial Planning in Denver, Colorado in 1994.

     Mr. Clayton became a director of Tice in August 1996. Mr. Clayton is currently the Chief Executive Officer of Clayton Motors, Inc. and affiliated companies and has held such position since 1961. He is also a director and Vice Chairman of the Board of Clayton Homes, Inc. since 1985. He is a Regional Director for First Tennessee Bank.

     Mr. Martin was elected a director of Tice in May 1999. Since August of 1981, Mr. Martin is an owner of and has been employed by The Lanrick Group, Inc. in Knoxville, Tennessee where he provides financial planning and services. Mr. Martin received a B.A. from the University of Tennessee in Knoxville, in 1974 and a Masters in Financial Planning from The College of Financial Planning in Denver, Colorado in 1995.

     Ms. Walton currently serves as Vice President, Secretary/Treasurer and CFO of Tice and TES. She has also been Secretary since 1983 and was a director of TES from 1983 to 1999. She was Treasurer from December 1983 to June 1986 and has held that position since July 1996 and an employee since 1978. She became General Manager and a Vice President of TES in 1988. Ms. Walton became a Licensed Public Accountant in 1989, but due to her employment with a single company has ceased maintaining the license. Ms. Walton received Associate Degrees in Accounting and Computer Programming from Draughon's Junior College in Knoxville, Tennessee in 1986.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Tice's directors and officers and persons who own beneficially more than ten percent of the Common Shares to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the issuer pursuant to the Exchange Act. Based solely upon a review of the forms furnished to Tice, the company believes that each person required to file reports complied with all applicable filing requirements during Tice's last fiscal year except that, as previously disclosed in Tice's Form 10-K, William A. Tice filed three Form 4's late which filings related to three transactions.

Certain Transactions
--------------------

     Management believes that all of the transactions listed below are at least as fair as a similar transaction with an unaffiliated third party would have been.

     During the last four years, Mr. Tice has loaned Tice money at an annual interest rate of 10%. As of June 30, 1999, Tice owed him approximately $413,000. For fiscal years ending March 31, 1999, 1998 and 1997 he received interest totaling $50,929, $21,092 and $7,322, respectively. Mr. Tice has agreed in the letter of intent entered into with The Lanrick Group, Inc. that no payments of the remaining amounts owed to him will be made until the debt issued in the private placement is paid in full. Mr. Tice has also agreed that the debt to him will be subordinated to all other debts.

     Daisy L. Tice, Mr. Tice's mother, loaned Tice $50,000 at an interest rate of 10% per annum, renewable in ninety day increments. Interest is payable monthly.

     Mr. West loaned Tice $100,000 at an interest rate of 10% per annum and converted the principal and interest through April 30, 1999 into 101,151 Tice Common Shares at a rate of $1.00 per share.

     Mr. Atkins and Mr. Martin are owners of The Lanrick Group, Inc. The Lanrick Group, Inc. provides employee benefit administration services for Tice. It entered into an agreement with Tice under which Mr. Atkins and Mr. Martin each purchased 300,000 Common Shares for $0.40 per share and became directors of Tice. A related party, LandOak Securities, LLC, also purchased 100,000 Common Shares for $0.40 per share pursuant to the agreement. Under the agreement, so long as Mr. Atkins, Mr. Martin, or their representatives own on a fully diluted basis more than 10% of TTI, Mr. Tice agrees to elect two of their nominees to the Tice Board of Directors and so long as the ownership on a fully diluted basis exceeds 5% or the promissory notes sold in the private placement closed on June 25, 1999 remain outstanding, Mr. Tice agrees to elect one of their nominees to the Tice Board of Directors. They are entitled to demand registration and piggyback registration rights. The Lanrick Group, Inc. also agreed to use its best efforts to sell the securities offered in the private placement for a commission of 10% of the amount sold and received such commissions when the offering closed. Tice reimbursed The Lanrick Group, Inc. $10,000 for legal costs associated with the transactions described in the letter of intent. Tice agreed to elect Mr. West President and Chief Executive Officer of TTI and enter into an employment agreement with him which it has done. Mr.

Tice and Mr. West agreed that they would not receive any payouts from Tice except the compensation approved by the Board of Directors.

     Mr. Clayton loaned the Company $130,000 at an interest rate of 10% per annum and converted the principal and interest through December 15, 1996 into 44,990 Common Shares of the Company at a rate of $3.00 per share. Mr. Clayton also loaned the Company funds at an interest rate of 9.5% per annum and converted the principal and interest through April 30, 1999 into 217,000 Common Shares at a rate of $0.90 per Common Share.

Meetings and Committees of the Board of Directors
-------------------------------------------------

     The Board of Directors held a total of five meetings during the fiscal year ending March 31, 1999. William Tice and Joe Clayton attended all meetings. Mr. West, Mr. Atkins and Mr. Martin have attend all meetings since their election earlier this year. Members of the Board of Directors are entitled to receive directors fees of $500 for each board meeting attended. These fees were waived by the directors and no fees were paid.

     Tice's Bylaws authorize the Board of Directors to appoint among its members one or more committees composed of two or more directors. The Board of Directors has appointed an Employee Stock Option Committee. The committee currently consists of William A. Tice and Karen A. Walton. Within the limits of the express provisions of the stock option plan, this committee is authorized to determine: (i) which employees of Tice and its subsidiaries will receive awards,
(ii) the time or times at which such awards will be granted, (iii) the form and amount of the awards, and (iv) the limitations, restrictions, and conditions applicable to any such award. The committee held no meetings during the fiscal year ending March 31, 1999. Tice does not currently have an audit, nominating, or compensation committee. The full board performs these functions.

Executive Compensation
----------------------

     Tice recently entered into employment agreements with William A. Tice to serve as its Chairman of the Board and Executive Vice President and Charles R. West to serve as its President and Chief Executive Officer. Both agreements are for terms beginning on May 1, 1999 and ending on April 30, 2002 with automatic one-year renewal terms unless terminated on three-months notice by either party after the initial term. The agreements may be earlier terminated in the event of the death, permanent disability or, upon sixty-days notice, the gross misconduct, material dishonesty or felony conviction of the employee.

     Compensation under both agreements, in addition to benefits provided to other key employees, reimbursement of certain expenses and provision of an automobile or automobile allowance, is a base salary of $150,000 (subject to annual reviews and increases by the Board of Directors) and, beginning in the fiscal year ending March 31, 2001, a target bonus of up to 50% of base salary payable in accordance with annual goals and objectives set by the Board of Directors. Both agreements also provide that if the employee is terminated without cause, he will be entitled to receive severance pay equal to one-year of his then current base salary plus the target bonus of

50% of base pay, payable in a lump sum within fifteen days of termination. Benefits and perquisites continue for one-year after termination without cause.

     In addition to the compensation described above, Mr. West received incentive stock options to purchase Common Shares in an amount that will, if fully exercised, together with shares he received in payment of a loan to Tice, bring his cumulative ownership to 10% of the fully diluted outstanding Common Shares of Tice prior to the private placement which was completed on June 30, 1999. The options allow for purchases of up to 690,071 Common Shares. One-third of the options will vest on the first anniversary of employment and have an exercise price of $1.00 per share, one-third on the second anniversary with an exercise price of $3.50 per share and the remainder on the third anniversary with an exercise price of $7.00 per share. The options will be exercisable for five years from the date they vest. This is the incentive stock option plan and agreement which is one of the items to be voted on at the shareholders' meeting.

     The following table sets forth the compensation of the President (the Chief Executive Officer) for the fiscal years ending March 31, 1999, 1998 and 1997.

                           Summary Compensation Table
                           --------------------------

                                    Annual Compensation
                                    -------------------
     Name and                                                         Other Annual
Principal Position             Year   Salary ($)(1)   Bonus ($)    Compensation ($)(2)
------------------             ----   -------------   ---------    -------------------
William A. Tice, President,    1999     100,000         -0-              11,871
  Chief Executive Officer      1998     130,000         -0-              30,319
                               1997     105,000         -0-              58,097

(1) The 1999 salary of $100,000 was accrued and not paid. This amount was converted to a note payable as subordinated debt. The 1998 salary includes $25,000 of accrued payroll that was converted to a note payable as subordinated debt.

(2) Other annual compensation includes life insurance premiums on split dollar (for 1999, $0; for 1998, $15,602; and for 1997, $46,228), regular life insurance (for 1999, 1998 and 1997, $9,695), health insurance premiums (for 1999, $2,176; for 1998, $2,022; and for 1997, $1,274), and 401(k) Plan
     match (for 1999, $0; for 1998, $3,000; and for 1997, $900) which is the same percentage of employer contribution match offered to other employees. The company provides Mr. Tice with the use of a 1989 Mercedes 420 SEL; he pays the expenses of operation. Mr. Tice also received interest on certain notes reflecting funds loaned to TES as subordinate debt.

Compensation Committee Interlocks and Insider Participation in Compensation
---------------------------------------------------------------------------
Decisions
---------

     William A. Tice, Chairman of the Board, a director, the controlling shareholder and an employee of Tice made recommendations to the board of directors with respect to executive and director compensation and then participated in deliberations concerning executive officer compensation. Determination of executive compensation is based on the prior year compensation and performance and current year cash flows and performance and may be adjusted by the Board of Directors to reflect improvements in performance.

Performance Graph

     The following table and line graph compare cumulative total shareholder returns for the eight month period ended March 31, 1999 for (i) Tice's Common Shares; (ii) the Nasdaq Composite Index; and (iii) the Nasdaq Industrial Index. The graph assumes an investment of $100 on August 30, 1997. The calculation of cumulative shareholder return on Tice's Common Shares does not include reinvestment of dividends because Tice did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.


-------------------------------------------------------------------------
                    Tice Technology       Nasdaq       Nasdaq Industrial
($100 Investment)       OTC BB        Composite Index        Index
-------------------------------------------------------------------------
    8/29/97                  100.00            100.00             100.00
-------------------------------------------------------------------------
    9/30/97                  107.14            106.20             107.11
-------------------------------------------------------------------------
   12/31/97                  210.86             98.93              95.10
-------------------------------------------------------------------------
    3/31/98                  142.86            115.65             106.07
-------------------------------------------------------------------------
    6/30/98                   57.14            119.37             103.90
-------------------------------------------------------------------------
    9/30/98                   32.14            106.71              80.36
-------------------------------------------------------------------------
   12/31/98                   14.29            138.14             101.59
-------------------------------------------------------------------------
    3/31/99                   48.00            155.07             108.00
-------------------------------------------------------------------------


                       [PERFORMANCE GRAPH APPEARS HERE]

                                    ITEM 2.
                       PROPOSAL TO APPROVE THE INCENTIVE
                     STOCK OPTION PLAN FOR CHARLES R. WEST

General
-------

     In 1999, the Board of Directors of Tice approved an Incentive Stock Option Plan and Agreement (the "Plan") to induce Charles R. West to enter into an employment agreement with Tice and to continue his employment with the company by increasing his proprietary interest in the company's success. Mr. West is the only employee entitled to receive options under this Plan.

Terms and Conditions of Options
-------------------------------

     Under the Plan, Mr. West received incentive stock options to purchase up to 690,071 Common Shares of Tice which vest and become exercisable as follows: options to purchase 230,024 Common Shares with an exercise price of $1.00 per share vest on May 31, 2000; options to purchase another 230,024 Common Shares with an exercise price of $3.50 per share vest on May 31, 2001, and options to purchase the remaining 230,023 Common Shares with an exercise price of $7.00 per share vest on May 31, 2002. To exercise an option, the option holder will be required to deliver to Tice full payment of the exercise price for the shares as to which the option is being exercised. The market price of one Common Share
(based upon the average bid and asked prices) on May 31, 1999 was $1.00.   This
grant of options is subject to the approval of the shareholders of Tice by May 30, 2000.

     Subject to certain terms and conditions described below, Mr. West may exercise an option for a period of five years from the date such option vested. If not exercised within the applicable five year period, the option will expire. If any change is made in the shares subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the Plan and the number of shares and exercise price per share subject to outstanding options.

Transferability of Options; Termination of Employment
-----------------------------------------------------

     Options granted under the Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the holder and, during his lifetime of the holder, are exercisable only by Mr. West. The options are not exercisable at any time after the date that is (a) three months after termination of Mr. West's employment for reasons other than death or disability;
(b) one year after termination of employment due to death or disability; or (c) in the event of death, the expiration date of the option. In the event of (a) a dissolution or liquidation of Tice, (b) a merger consolidation in which Tice is not the surviving corporation (other than certain transactions in which there is no substantial change in the ownership), (c) the sale of substantially all of Tice's assets, or (d) the transfer of more than 50% of the outstanding shares of Tice, Mr. West's outstanding options under the Plan will vest and become exercisable in full. If the options are not exercised prior to or concurrent with the transaction, they will terminate. In the event that Mr. West's employment is terminated involuntarily (i.e., not as a result of resignation or by agreement) and is not termination "for cause" (as defined in his employment agreement) or a result of his death or disability, all options which have not vested under the Plan will vest upon termination of employment. In all other cases except as specifically otherwise provided, options which have not vested will expire on the date of termination of employment.

Federal Income Tax Consequences
-------------------------------

     The options granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Accordingly, there was no taxable income to Mr. West when the options were granted and will be no taxable income to Mr. West when the options are exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price, however, generally will be treated as an item of preference in computing Mr. West's alternate minimum taxable income. If Mr. West exercises an option and does not dispose of the shares within either two years after the date of the grant of the option or one year of the date the shares were transferred to him, any gain realized upon disposition will be taxable as a capital gain.
If Mr. West does not satisfy the applicable holding periods, however, the difference between the exercise price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the exercise price paid. Tice will be entitled to a tax deduction only to the extent that Mr. West has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

Ratification by Shareholders of the Plan
----------------------------------------

     Approval of the Plan will require the affirmative vote of the holders of a majority of the outstanding Common Shares and Class B Common Shares of Tice present in person or by proxy at the Meeting. Upon approval of the Plan by the Tice shareholders, the options granted pursuant to the Plan prior to shareholder approval will remain valid and unchanged. In the event that the proposal to approve the Plan is not approved by the shareholders at the Meeting, the options granted pursuant to the Plan will automatically terminate and be forfeited to the same extent and with the same effect as though the Plan had never been adopted.

     The Board recommends that the shareholders vote "FOR" approval of the Incentive Stock Option Plan for Charles R. West.

                                    ITEM 3.
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as Tice's independent auditors for the fiscal year ending March 31, 2000 pending receipt of an audit engagement letter and an acceptable quote for auditing fees comparable to that of the previous year. The Board recommends that shareholders vote in favor of the ratification of such appointment. In the event the auditing fees quoted are not acceptable or the engagement is not completed for some other reason, the Board of Directors may appoint an alternate firm for the year end audit without further shareholder approval. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     The Board recommends that the shareholders vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as Tice's independent auditors for the fiscal year ending March 31, 2000.

PROPOSALS OF SHAREHOLDERS FOR THE 2000 ANNUAL MEETING

     Proposals by shareholders intended to be presented for action at the 2000 Annual Meeting of Shareholders must be received by Tice at its principal executive offices which are currently located at 6711 Maynardville Highway, Knoxville, TN 37918, not later than March 31, 2000. It is suggested that such proposals be submitted by Certified Mail - Return Receipt Requested.

OTHER MATTERS

     Management knows of no other matters to be brought up at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                       Dated:  August 20, 1999

                   INCENTIVE STOCK OPTION PLAN AND AGREEMENT
                   -----------------------------------------


     THIS INCENTIVE STOCK OPTION PLAN AND AGREEMENT (the "Agreement") dated as of May 1, 1999 (the "Effective Date") by and between Tice Technology, Inc., with its principal office at 6711 Maynardville Highway, Knoxville, Tennessee 37918 (the "Company"), and Charles R. West (the "Optionee").

     WHEREAS, the Company has adopted this Incentive Stock Option Plan and Agreement which is designed to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to permit grants of options to purchase Common Shares of Tice Technology, Inc., to the Optionee; and

     WHEREAS, the Optionee is an employee of the Company or one of its subsidiaries and the Company desires to encourage the Optionee to remain in such employ by granting the Optionee options to acquire shares of the Company thereby increasing the Optionee's proprietary interest in the Company's success;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby agree as follows:

     1. Option Grant. Subject to approval by the shareholders of the Company within one (1) year of the Effective Date and to the terms and conditions this Agreement, the Company grants to the Optionee options (the "Options") to purchase from the Company all or any part of an aggregate number of 690,071 of the Company's Common Shares (the "Optioned Shares").

     2. Vesting Schedule. On the first anniversary of the Effective Date, options to purchase 230,024 Common Shares will vest and may be exercised in accordance with the terms of this Agreement. On the second anniversary of the Effective Date, options to purchase 230,024 Common Shares will vest and may be exercised in accordance with the terms of this Agreement. On the third anniversary of the Effective Date, the remaining options to purchase 230,023 Common Shares will vest and may be exercised in accordance with the terms of this Agreement.

     3. Purchase Price. The purchase price of the Optioned Shares which vest on the first anniversary of the Effective Date shall be one dollar ($1.00) per share, which price is not less than one hundred percent (100%) of the fair market value of the Optioned Shares on the Effective Date. The purchase price of the Optioned Shares which vest on the second anniversary of the Effective Date shall be three dollars and fifty cents ($3.50) per share and the purchase price of the Optioned Shares which vest on the third anniversary of the Effective Date shall be seven dollars ($7.00) per share. If it is determined by a subsequent Internal Revenue Service audit that the fair market value of the stock at the time the Options were granted exceeded the value established under this Agreement, then the price shall be adjusted to comply with the Internal Revenue Service's determined fair market value, and such adjusted price shall apply to any and all subsequent exercise of the Options.

     4. Option Period. Subject to the terms and conditions of this Agreement, the Optionee may purchase Optioned Shares pursuant to this Agreement at any time, and from time to time, commencing on the date an Option vests and continuing for a period of five (5) years from such date. All Options must be exercised within five (5) years of vesting, and in accordance with this Agreement, and if not exercised within such period, will expire.

     5. Exercise of Options. The Optionee and only the Optionee (except in the event of the Optionee's death) may exercise an Option by giving thirty (30) days written notice of exercise, delivered or mailed by postpaid registered or certified mail addressed to the Secretary of the Company at its principal offices, on the attached form or in a document containing the information specified in the attached form. Options must be exercised in increments of at least five hundred (500), unless the Optionee holds fewer than five hundred
(500) Options, in which case all remaining Options held by the Optionee must be exercised. After the death of the Optionee, an Option may be exercised by the Optionee's personal representative or other person entitled by law to the Optionee's rights under the Option to the extent that the Optionee was entitled to exercise the Option at death for the period described in paragraph 6(b) of this Agreement. The notice must be accompanied by payment in full of the Option price in cash or by certified or cashier's check. The Company will cause the certificate representing purchased shares to be delivered to the Optionee as soon as practicable after payment in full of the exercise price.

     6.   Termination of Employment.

          (a) If the Optionee ceases to be an employee of the Company or any of its subsidiaries for any reason other than (i) death or (ii) disability, all Options which have vested shall expire on the date which is the earlier of three
(3) months after termination and the expiration date of the Options.

          (b) If the Optionee ceases to be an employee of the Company or any subsidiary of the Company by reason of death, all Options which have vested shall expire on their expiration date.

          (c) If the Optionee ceases to be an employee of the Company or any subsidiary of the Company by reason of disability within the meaning of Section 22(e)(3) of the Code, all Options which have vested shall expire on a date which is the earlier of one (1) year following the date of disability and the expiration date of the Options.

          (d) In the event there is an involuntary (i.e. not as a result of resignation or with the agreement of the Employee) termination of employment of the Employee which is not (i) "for cause" as defined in the Employment Agreement between the Employee and the Company dated as of May 1, 1999 or (ii) a result of the death or disability of the Employee, all Options which have not vested, shall vest upon such termination of employment. Except as otherwise provided in this Agreement, Options which have not vested shall expire on the date of termination of employment.

     7. Early Disposition. Disposition of the Optioned Shares prior to the later of two (2) years from date of grant of the Options or one (1) year from the date the Optioned Shares are transferred to the Optionee may be a disqualifying disposition requiring the Optionee to recognize any gain on disposition as compensation income.

     8. Withholding Taxes. The Company shall have the right upon issuance of any Optioned Shares to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to delivery of any certificate for Optioned Shares.

     9. Maximum Value Per Optionee. The aggregate fair market value, as determined at the time of grant, of the shares for which options are exercisable for the first time by the Optionee in any one (1) calendar year pursuant to options granted under this Agreement and any other plans of the Company or its affiliates shall not exceed one hundred thousand dollars ($100,000). For purposes of this provision, options are taken into account in the order in which they were granted. If the fair market value of shares on the date of grant with respect to which options are exercisable for the first time by the Optionee exceeds such amount, then the options for the first one hundred thousand dollars ($100,000) worth of shares to become exercisable in such calendar year will be incentive stock options and the options for amount in excess of one hundred thousand dollars ($100,000) will be nonqualified stock options. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the fair market value of the shares permitted to be subject to incentive stock options, such different limit will be automatically incorporated herein and will apply to any options granted after such date.

     10. Transfer of the Options. The Options shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge or other disposition or levy of attachment or similar process not specifically permitted herein shall be null and void and without effect.

     11. Adjustment in the Event of Change of Stock. In the event of any change in the outstanding stock of the Company by reason of stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, change in capital or business structure without consideration, and the like, the number and kind of shares which may be issued under the Options and the purchase price per share thereof shall be approximately adjusted consistent with such change subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws. Fractional shares will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a share or will be rounded up to the nearest whole share as determined by the Board.

     12. Corporate Transactions. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Options are assumed, converted or replaced by the successor corporation, which assumption will be binding on the Optionee), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the outstanding Options will vest and will become exercisable in full prior to, or concurrent with, the consummation of such event at such price and terms as if the Options had vested as scheduled. If such options are not exercised prior to, or concurrent with, the consummation of the corporate transaction, they shall terminate. If the Options are not exercised and the successor corporation (if any) so agrees, the Options may be assumed, converted or replaced by such successor corporation, which assumption, conversion or replacement will be binding on the Optionee. In the alternative, if the Options are not exercised, the successor corporation may substitute equivalent options or provide substantially similar consideration to the Optionee as was provided to shareholders (after taking into account the existing provisions of the Options). Subject to any greater rights granted to the Optionee under the foregoing provisions of this paragraph 12, in the event of the occurrence of any transaction described in this paragraph 12, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

     13. Representations of the Optionee. The Optionee agrees and understands that:

          (a) the Optionee has asked questions and received all answers that the Optionee considers pertinent to form a knowledgeable opinion about the Options and the underlying Common Shares;

          (b) the Optionee will not be deemed for any purpose to be a shareholder of the Company with respect to any of the Optioned Shares, until such time as, and except to the extent that, the Options have been exercised and the exercise price for the Optioned Shares has been paid in full;

          (c) the Optionee has no obligation to exercise the Options;

          (d) the existence of the Options will not affect in any way the right or power of the Company or its subsidiaries to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in capital structure or business, or any merger or consolidation of the Company or its subsidiaries, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Shares or the rights thereof, or dissolution or liquidation of the Company or its subsidiaries or any sale or transfer of all or any part of their assets or business or any other corporate act or proceeding, whether of a similar character or otherwise;

          (e) this Agreement does not confer any right with respect to continuance of employment by the Company or its related corporations and this Agreement will not interfere in any way with the right of the Optionee's employer to terminate the Optionee's employment at any time subject to any employment agreement between the Optionee and the Company; and

          (f) notwithstanding anything to the contrary contained in this Agreement, the Board in its discretion may delay issuance of shares upon exercise of any Options for such time period as is necessary to enable the Company to comply with any federal or state securities laws and certificates for shares will be subject to such transfer orders, legends or other restrictions as the Board may deem necessary or advisable.

     14. Administration. This plan shall be administered by the Board which has also approved the grant of the Option pursuant to this Agreement in advance of issuance. No member of the Board shall be liable for any action taken, or determination made, hereunder in good faith. The Board is authorized, subject to the provisions of the Agreement, to establish such rules and regulations as they may deem appropriate for the proper administration of this Agreement, and to make such determinations under, and such interpretations of, and to take such steps in connection with, this Agreement or the Options as they may deem necessary or advisable.

     15. Choice of Law. This Agreement shall be governed and interpreted by the laws of the State of Tennessee.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the Options, and no change or modification shall be valid unless made in writing and signed by the party against whom such change or modification is sought to be enforced.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has executed this Agreement as of the day and year first above written.

                               Tice Technology, Inc.

                               By:________________________________________

                               Title:_____________________________________



                               ______________________________________
                               Charles R. West

                              Exercise of Options
                              -------------------

     The undersigned hereby irrevocably elects to exercise the right, represented by an Incentive Stock Option Agreement, to purchase ____________ Common Shares and herewith tenders in payment for such shares cash or a certified or official bank check payable to the order of Tice Technology, Inc. in the amount of $______________. The undersigned requests that a certificate for such shares be registered in the undersigned's name and that such certificate be delivered to the undersigned at ____________________________.

Dated:_________________________



                                    ______________________________
                                    Charles R. West

                             TICE TECHNOLOGY, INC.
                      1999 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Tice Technology, Inc. hereby appoints WILLIAM A. TICE and CHARLES R. WEST, and each of them, attorneys and proxies, with power of substitution, to vote all of the Common Shares of Tice held of record in the name of the undersigned at the close of business on August 3, 1999 at the Annual Meeting of Shareholders of Tice to be held on September 15, 1999, at 10:00 a.m. at the Fountain City Lions Club Hall, 5345 North Broadway, Knoxville, Tennessee or at any postponement or adjournment thereof, in accordance with the Notice and Proxy Statement received, for the election of directors and other matters described therein and as may properly come before the meeting. The undersigned hereby ratifies and all acts that said Proxy may do and cause to be done in the premises, whether at said meeting or at any change, adjournment, and continuation thereof, and hereby revokes all prior proxies.

1.   ELECTION OF DIRECTORS:
William A. Tice,    Charles R. West,    Michael A. Atkins,    Billie Joe Clayton
Patrick L. Martin
     [_] Vote FOR all nominees listed above    [_] WITHHOLD authority
         (except as indicated to the               to vote for ALL
         contrary below*)                          nominees above

*Instructions: To withhold authority to vote for any individual nominee, place a check by "FOR" above and mark through the nominee's name.
If you check WITHHOLD, none of the listed nominees or write-ins will be voted for by this proxy.

2.   PROPOSAL TO APPROVE THE INCENTIVE STOCK OPTION PLAN FOR CHARLES R. WEST.
     [_] FOR      [_] AGAINST       [_] ABSTAIN

3. PROPOSAL TO RATIFY APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS TICE'S INDEPENDENT AUDITORS FOR THE YEAR ENDING MARCH 31, 2000.
     [_] FOR      [_] AGAINST       [_] ABSTAIN

     This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

4. To act upon such other matters as may properly come before the meeting or any postponement or adjournments hereof.

This proxy, when properly executed, will be voted in accordance with the specifications indicated; but, if no indication is made, it will be voted FOR Proposals 1, 2 and 3. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS. The secretary knows of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is expected that the shareholders will vote on such matters in their discretion.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                           _____________________________________________________
                           Shareholder Signature                  Date

                           _____________________________________________________
                           Signature, if held jointly             Date

Note: Please mark, sign, date and return the proxy promptly using the enclosed envelope. This proxy must be signed exactly as the name or names appearing on the label. If you are signing as a trustee, executor or in any capacity other than as an individual, please so indicate. Votes must be indicated (x) in Black or Blue ink.